Exhibit 10.65

LG&E ENERGY CORP. LONG-TERM PERFORMANCE UNIT PLAN

Effective January 1, 2003

ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

1.1.         Establishment of the Plan.

LG&E Energy Corp, (hereinafter referred to as the “Company”) establishes as of the date set forth above the “LG&E Energy Corp. Long-Term Performance Unit Plan” (hereinafter referred to as the “Plan”), which permits the grant of Performance Units, as hereinafter defined, to employees of LG&E Energy Corp. and its Subsidiaries. The Plan was approved by the Board of Directors of the Company in a consent resolution dated April 25, 2003.

1.2.         Purpose of the Plan.

The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Employees that will link their personal interests to the long-term financial success of the Company and its Subsidiaries and to growth in Parent shareholder value.  The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.  Grants under the Plan may be made in conjunction with grants of phantom options under the E.ON Phantom Option Plan in the case of certain Key Employees.

1.3.         Duration of the Plan.

The Plan is effective as of January 1, 2003.  The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 9 herein.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

2.1.         Definitions.

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)                                  “Award” means a grant under this Plan of Performance Units.

(b)                                 “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c)                                  “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)                                 “Cause” shall mean the occurrence of any one of the following:

(i)                                     The willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant’s disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

(ii)                                  the Participant’s conviction for committing a felony in connection with the employment relationship; or

(iii)                               the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries. However, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its Subsidiaries.

(e)                                  “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)                                     Parent is notified by a third party that it has acquired 25 percent or more of the voting rights of Parent in accordance with § 21 of the German Securities Trading Act (WpHG), or

(ii)                                  a third party on its own or together with voting rights attributable to him in accordance with § 22 German Securities Trading Act (WpHG) has acquired a share in voting rights which, at Parent’s Annual Shareholders’ Meeting, would represent or which, at Parent’s last Annual Shareholders’ Meeting, would have represented the majority of the voting rights present at such a Meeting, or

(iii)                               an affiliation agreement is concluded with Parent as controlled company in accordance with §§ 291 ff. of the German Stock Corporation Act (AktG), or

(iv)                              Parent is being integrated in accordance with §§ 319 ff. of the German Stock Corporation Act (AktG), or

(v)                                 Parent changes its legal status in accordance with §§ 190 ff. of the German Conversion Law (UmwG), or

(vi)                              Parent is being merged with another legal entity, provided that the enterprise value of such legal entity is more than 20 percent of the enterprise value of Parent at the time of adopting the resolution by Parent.  The methods of valuation acknowledged by the professional association of qualified auditors (Stellungnahme des Hauptfachausschusses des Instituts der Wirtschaftsprüfer HF 2/1983 = Grundsätze zur Durchführung von Untemehmensbewertungen sowie die neueren Verlautbarungen des Berufsstandes) shall be used to determine the value of both entities, to the extent that both enterprise values will be determined according to said methods in connection with the merger.  Otherwise, the market capitalization of both legal entities at the time the resolution is adopted by Parent will be deemed as their respective enterprise values.  If a market capitalization cannot be determined, the enterprise values agreed upon by both legal entities will be deemed as their respective values.

(vii)                           Company ceases to be an affiliated company of Parent as defined in § 15 of the German Stock Corporation Act or where the following apply:

(a)                                  A complete liquidation or dissolution of the Company unless, the Parent continues to own directly or indirectly all or substantially all of the Company’s assets;

(b)                                 An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person or entity (other than a subsidiary of the Parent);

(c)                                  A merger or other combination involving the Company as a result of which Parent ceases to beneficially own more that 50% of the outstanding Voting Stock, of the successor to the Company, unless the Parent or its subsidiary continues to own directly or indirectly all or substantially all of the Company’s assets; or

(d)                                 Any person or entity acquires Beneficial Ownership of a greater percentage of the Voting Stock of the Company than the percentage or such Voting Stock then held, directly or indirectly by Parent.

(f)                                    “Committee” means the Senior Vice President, Group Corporate Officer Resources -of the Parent and any other person, if any, designated by the Chairman and Chief Executive Officer of the Parent to administer the Plan pursuant to Article 3 herein.

(g)                                 “Company” means LG&E Energy Corp., a Kentucky corporation, or any successor thereto as provided in Article 11 herein.

(h)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i)                                     “Key Employee” means (i) an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a director of the Company or any of its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company and its Subsidiaries, (ii) may include employees who are members of the Board who are employees, or (iii) any other employee, identified by the Committee, in special situations involving extraordinary performance, promotion, retention, or recruitment.  The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee, but shall not create a right to remain a Key Employee.

(j)                                     “Parent” means E.ON AG, an anktiengesellschaft formed under the Federal Republic of Germany, or any successor thereto as provided in Article 11 herein.

(k)                                  “Participant” means a Key Employee who has been granted an Award under the Plan.

(l)                                     “Performance Unit” means an Award, designated as a performance unit, granted to a Participant pursuant to Article 5 herein.

(m)                               “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(n)                                 “Plan” means this LG&E Energy Corp. Long-Term Performance Unit Plan, as herein described and as hereafter from time to time amended.

(o)                                 “Subsidiary” shall mean any corporation of which more than 50% (by number of votes) of the Voting Stock at the time outstanding is owned, directly or indirectly,

by the Company.

(p)                                 “Voting Stock” shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

2.2.         Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3.         Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.  ADMINISTRATION

3.1.         The Committee.

The Plan shall be administered by the Committee as permitted by law and Article 3.5.

3.2.         Authority of the Committee.

Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the end of a performance period or the termination of any award agreement; and (subject to the provisions of Article 9 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee shall not have authority to resolve disputed claims under the Plan.

3.3.         Selection of Participants.

The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees (including officers and directors who are employees) as may be selected by it.  The Committee shall select Participants from among those whom they have identified as being Key Employees.

3.4.         Decisions and Appeals.

All determinations and decisions made by Committee pursuant to the provisions of the Plan may be reviewed by the Chairman and Chief Executive Officer of the Parent, upon the written request of either the Committee or a Participant.  Any determination made by the Chairman and Chief Executive Officer of the Parent, pursuant to this section shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be subject to review.

3.5.         Delegation of Certain Responsibilities.

The Committee may delegate to an appropriate party any of its responsibilities under the Plan.

3.6.         Procedures of the Committee.

To the extent the Committee is comprised of more than one member, all determinations of the Committee or any delegates shall be made by not less than a majority of members present at any meeting (in person or otherwise) at which a quorum is present.  A majority of the entire Committee or the number of delegates at a given time shall constitute a quorum for the transaction of business.  Any action required or permitted to be taken at a meeting of the Committee or the delegates may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee or delegates.

3.7.         Award Agreements.

Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee.  Such terms and conditions need not be the same in all cases.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

4.1.         Eligibility.

Persons eligible to participate in this Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees.

4.2.         Actual Participation.

Subject to the provisions of the Plan, the Committee may from time to time select those Key Employees to whom Awards shall be granted and determine the nature and amount of each Award.  No employee shall have any right to be granted an Award under this Plan even if previously granted an Award.

ARTICLE 5.  PERFORMANCE UNITS

5.1.         Grant of Performance Units.

Subject to the terms and provisions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee or any delegate who shall have complete discretion in determining the number of Performance Units granted to each Key Employee.

5.2.         Value of Performance Units .

The Committee shall set performance goals over certain periods to be determined in advance by the Committee (“Performance Periods”).  The initial value for each Performance Unit shall be one dollar.  With regard to each grant of Performance Units, the Committee in consultation with the Senior Vice President Controlling of the Parent shall set the performance goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units awarded for such Performance Period.  These goals will be based on the attainment, by the Parent, Company, or its Subsidiaries, of certain objective performance measures.  With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the value of Performance Units.

5.3.         Payment of Performance Units.

After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof as determined by the Committee.  The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 5.2 have been met.  It will then determine the applicable percentage (which may be greater or lesser than 100%) to be applied to, and will apply such percentage to, the value of Performance Units to determine the payout to be received by the Participant.  In addition, with respect to Performance Units granted to any Key Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent.

5.4.         Discretion to Adjust Awards.

The Committee shall have the authority to modify, amend, or adjust the terms and conditions of any Performance Unit award, at any time or from time to time, including but not limited to the performance goals.

5.5.         Form and Timing of Payment.

The payment described in Section 5.3 herein shall be made in a cash lump sum as soon as administratively practical upon the determination by the Committee provided for in Section 5.3, unless the Participant has previously elected to defer such payment in a manner prescribed by the Committee.  If any payment is permitted by the Committee to be made on a deferred basis, the Committee may provide for earnings to be credited on such amount in a manner they determine.

5.6.         Termination of Employment Due to Death, Disability, or Retirement.

In the case of death, disability, or retirement (each of disability and retirement as defined under the established rules of the Company or any of its Subsidiaries, as the case may be), the holder of a Performance Unit shall receive a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee.  Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

5.7.         Termination of Employment for Other Reasons.

In the event that a Participant terminates employment with the Company or any of its Subsidiaries for any reason other than death, disability, or retirement, prior to the end of the Performance Period all Performance Units shall be forfeited; provided however, in the case of any termination not for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and make a prorated payment to the holder of a Performance Unit.  Payment made pursuant to this Section shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.  In the event of a Participant’s termination of employment pursuant to this Section after completion of the respective Performance Period of a Performance Unit, but prior to payment pursuant to Section 5.5, the Participant shall be entitled to payment without proration.

5.8.         Nontransferability.

No Performance Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution until the termination of the applicable performance period.  All rights with respect to Performance Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 6.  BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 7.  RIGHTS OF EMPLOYEES

7.1.         Employment.

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries.

7.2.         Participation.

No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

7.3.         No Implied Rights; Rights on Termination of Service.

Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.  Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

7.4.         No Right to Company Assets.

Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Parent, Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Parent, Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder.  Any benefits which become payable hereunder shall be paid from the general assets of the Parent, Company or the applicable subsidiary.  The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries.  Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.

ARTICLE 8.  CHANGE IN CONTROL

Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all Performance Unit awards granted under this Plan shall be immediately paid out in cash.  The amount of the payout shall be based on the higher of:

(i)            the extent, as determined by the Committee, to which performance goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control or

(ii)           100% of the value on the date of grant of the Performance Units.

ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION

9.1.         Amendment, Modification, and Termination.

At any time and from time to time, the Board, upon recommendation by the Committee, may terminate, amend, or modify the Plan.

9.2.         Awards Previously Granted.

No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE 10.  TAX WITHHOLDING

The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

ARTICLE 11.  PARENT AND SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on the Parent and any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12.  REQUIREMENTS AND GOVERNING LAW

12.1.       Requirements of Law.

The granting of Awards under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.2.       Governing Law.

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky.